 As filed with the Securities and Exchange Commission on October 6, 1999 Registration No. 333- SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ARTESIAN RESOURCES CORPORATION (Exact name of registrant as specified in charter) Delaware 51-0002090 (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.) 664 Churchmans Road Newark, DE 19702 (302) 453-6900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices) Dian C. Taylor Chair of the Board, Chief Executive Officer and President Artesian Resources Corporation 664 Churchmans Road Newark, DE 19702 (302) 453-6900 (Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to: John F. Bales, III Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 (215) 963-5478 Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. --------------- If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. CALCULATION OF REGISTRATION FEE Title of shares to be registeredAmount to be registeredProposed maximum offering price per unit (1) Proposed maximum aggregate offering price (1)Amount of registration fee Class A Non-Voting Common Stock, $1.00 par value 500,000 shares $24.50 $12,250,000 $3,405.50 (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low sale prices reported on the Nasdaq National Market on October 4, 1999. PROSPECTUS ARTESIAN RESOURCES CORPORATION Amended and Restated Dividend Reinvestment and Stock Purchase Plan We are offering to you (the holders of our Class A Non-Voting Common Stock) the opportunity to purchase shares of Class A Non-Voting Common Stock ($1 par value) through the Amended and Restated Dividend Reinvestment and Stock Purchase Plan of Artesian Resources Corporation. The Plan provides you with a simple, convenient and economical method of accumulating shares of Class A Non-Voting Common Stock without incurring brokerage fees or commissions. The Plan also provides you with the ability to control the level of your participation in the Plan by allowing you to periodically change the extent to which dividends are reinvested. Under the Plan, participants may select from two reinvestment options: You may authorize the automatic reinvestment of all cash dividends paid on your shares of Class A Non-Voting Common Stock into shares of Class A Non-Voting Common Stock. Or, you may authorize the automatic reinvestment of only a portion of the cash dividends to be paid on your shares of Class A Non-Voting Common Stock into additional shares of Class A Non-Voting Common Stock, while receiving the balance of the dividend in cash. In addition, the Plan allows optional direct cash purchases of Class A Non-Voting Common Stock by participants in the Plan at fair market value, as described in the Plan. Additional optional cash purchases must be for at least $100, but may not exceed $10,000 per calendar quarter. The Plan does not affect our dividend policy, which will continue to be determined by our Board of Directors after considering our earnings, financial requirements, operating projections, economic conditions and other factors. We cannot assure that we will maintain our current dividend rate, increase our dividend rate or continue to pay dividends on our common stock in the future. Our future ability to pay dividends on our Class A Non-Voting Common Stock is dependent upon the continued ability of Artesian Water, our water utility subsidiary, to pay dividends to us. The profitability of operations of Artesian Water (and hence us) is dependent in large part on the timeliness and adequacy of rate relief allowed by the Delaware Public Service Commission. In addition, profitability is dependent on numerous factors over which Artesian Water has little or no control, such as the quantity of rainfall and temperature in a given period of time, industrial demand, prevailing rates for short- and long-term borrowings, energy rates, wages and compliance with environmental and water quality regulations. In addition, inflation and other factors beyond our control or the control of Artesian Water impact on the costs of construction, materials and employee costs. No dividends may be paid on the common stock unless all accrued dividends and sinking fund payments payable on any outstanding preferred stock have been paid or set aside for payment. In addition, we have certain dividend payment limitations in our bond covenants. A more complete description of the Plan is contained in this Prospectus and reference is hereby made to that description. The Plan should be reviewed carefully by all participants or prospective participants. Please retain this Prospectus for future reference. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The date of this Prospectus is October 6, 1999. TABLE OF CONTENTS Page DESCRIPTION OF THE PLAN 3 Purpose 3 Advantages 3 Administration 3 Eligibility 3 Participation by Stockholders 4 Purchases 5 Costs 6 Reports to Participants 6 Dividends 6 Certificates for Shares 6 Changing Method Of Participation 7 Withdrawing from the Plan 7 Other Information 8 WHERE YOU CAN FIND MORE INFORMATION 9 LEGAL MATTERS 10 EXPERTS 10 DESCRIPTION OF THE PLAN The following description of the terms and conditions of the Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Artesian Resources Corporation (the "Company") is set forth for your convenience in a question and answer form. Purpose 1. What is the purpose of the Plan? The Plan provides you (holders of record of our Class A Non-Voting Common Stock) with a simple and convenient method of purchasing shares of Class A Non-Voting Common Stock by reinvesting cash dividends and investing cash without payment of any brokerage commission or service charge. Since such additional shares will be purchased from us and not in the open market, we will receive additional funds that we will use for our general corporate purposes, including investment in our Artesian Water subsidiary. Advantages 2. What are the advantages of the Plan? Cost - You will pay NO brokerage commission or service charge in connection with purchases under the Plan. Full Investment of Funds - A full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to your Plan account including dividends on these shares. Avoidance of Safekeeping of Certificates - You will avoid the cumbersome safekeeping of certificates for shares credited to your Plan account. Statements of your Plan will be provided after each quarterly dividend payment transaction. Administration 3. Who administers the Plan for participation? Registrar and Transfer Company is the Plan Administrator and will administer the Plan for you, maintain records, send statements of account to you and perform other duties relating to the Plan. Shares of Class A Non-Voting Common Stock credited to your Plan account will be registered in the name of Registrar and Transfer Company, as agent for participants in the Plan. If Registrar and Transfer Company ceases to serve as agent, its successor will be designated by us. All correspondence concerning the Plan should be addressed as follows: Registrar and Transfer Company 10 Commerce Drive Cranford, NJ 07016 (800) 368-5948 Attention: Artesian Resources Corporation Dividend Reinvestment Plan Eligibility 4. Who is eligible to participate? Only holders of record of shares of the Company's Class A Non-Voting Common Stock are entitled to participate in the Plan. The holders of Class A Non-Voting Common Stock will be eligible to receive shares of Class A Non-Voting Common Stock under the Plan. In order to be eligible to participate, beneficial owners of stock of the Company who are not holders of record because shares are registered in names other than their own (e.g., broker or bank nominees) may become stockholders of record by having such shares transferred into their names. Alternatively, beneficial owners may request the record holder of their shares to participate on their behalf. Participation by Stockholders 5. How does an eligible stockholder participate? A holder of record of shares of Class A Non-Voting Common Stock may join the Plan by completing and signing an Authorization Form and returning it to the Plan Administrator at the address shown in Question 3. Authorization Forms will be provided from time to time to all non-participating holders of Class A Non-Voting Common Stock and may also be obtained at any time by written request to the Plan Administrator at the address shown in Question 3. A participant continues automatically in the Plan unless the Plan Administrator is notified in writing that such participant wishes to withdraw, which may be done at any time and will be effective as provided in Question 22. 6. When may a stockholder join the Plan? A holder of record of shares of Class A Non-Voting Common Stock may join the Plan at any time. If the Plan Administrator receives the Authorization Form five days or more prior to the record date for the next dividend, then the participant will be enrolled in the Plan as of the upcoming dividend payment date for the purpose of the reinvestment of dividends. If the Authorization Form is received less than five days before the record date for the next dividend, the upcoming dividend will be paid in cash and the participant will not be enrolled in the Plan for the purpose of the reinvestment of dividends until the dividend record date for the next calendar quarter in which dividends are paid. The record dates for quarterly dividends are generally during the second weeks of February, May, August and November, but may be set at other times. Quarterly dividends are normally paid ten to fifteen days thereafter, but may be paid at other times. The optional cash investment dates for the Plan are normally the 20th day of each month. If such date falls on a Saturday, Sunday or United States federal holiday, the optional cash investment date will normally be the next business day. If the Plan Administrator receives the Authorization Form before the 15th day of a month, then the participant will be enrolled in the Plan as of the optional cash investment date in that month for the purpose of making an optional cash investment. If the Authorization Form is received after the 15th day of a month for the purpose of making an optional cash investment, the participant will not be enrolled in the Plan until the optional cash investment date for the next calendar month. 7. What does the Authorization Form provide? The Authorization Form allows you to decide the extent to which you want to participate in the Plan. By completing the appropriate box on the Authorization Form, you may choose from the following options: Full Dividend Reinvestment - directs the Company to reinvest the dividends on all shares of Class A Non-Voting Common Stock registered in your name as well as all shares credited to your account under the Plan to purchase Class A Non-Voting Common Stock (you may also invest by making optional cash payments) Partial Dividend Reinvestment - directs the Company to reinvest the dividends on a portion of the shares of Class A Non-Voting Common Stock registered in your name as well as all shares credited to your account under the Plan to purchase Class A Non-Voting Common Stock (you may also invest by making optional cash payments) Optional Cash Payments - allows you to participate in the plan by making optional cash payments. You may choose to make an optional cash payment at any time. Each such payment must be at least $100 and the total for such payments can not exceed $10,000 in any calendar quarter. Under all the Plan's investment options, dividends on all shares of Class A Non-Voting Common Stock credited to a participant's Plan account are automatically reinvested in shares of Class A Non-Voting Common Stock. 8. Who interprets and regulates the Plan? We reserve the right to interpret and regulate the Plan as deemed desirable or necessary. Neither we nor any agent administering the Plan (including the Plan Administrator) will be liable for any act done in good faith or for any omission in good faith to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of written notice of the death. You should recognize that we cannot assure you of a profit or protect you against loss on the shares distributed under the Plan. 9. May the Plan be modified or discontinued? We reserve the right to suspend, modify or terminate the Plan at any time. Any suspension, major modification or termination of the Plan will be announced by us to all holders of Class A Non-Voting Common Stock. Purchases 10. What Class of Common Stock will be purchased for your account? Only shares of Class A Non-Voting Common Stock will be purchased for your account under the Plan. Please note that the holders of Class B Voting Common Stock generally have the exclusive right to vote on most fundamental corporate decisions affecting us. Holders of Class A Non-Voting Common Stock are not able to vote on most matters affecting us, including the election of directors. 11. How many shares will be distributed to your Plan account? The number of shares to be distributed to your Plan account depends on the amount of the cash dividends which you would otherwise have received on the dividend payment date and the amount of optional cash payments you make, or both, and the price of the Class A Non-Voting Common Stock. Your account will be credited with a number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the price of the Class A Non-Voting Common Stock. 12. What will be the price of shares of Capital Stock purchased under the Plan? The price of shares of Class A Non-Voting Common Stock purchased as of the dividend payment date or optional cash investment date for your account under the Plan will be equal to 100% of the fair market value of the Class A Non-Voting Common Stock determined by taking the average of the closing prices of such shares as reported by the NASDAQ National Market System on the last five trading days ending with, and including, the day prior to the day on which the Class A Non-Voting Common Stock is purchased for your account. 13. How do optional cash payments work? Optional cash payments received from participants prior to the 15th day of any month will be invested as of the upcoming optional cash investment date. Optional cash payments received from participants after the 15th day of any month will be invested on the optional cash investment date for the next month. We reserve the right to limit the number of shares of Class A Non-Voting Common Stock through optional cash purchases. No interest will be paid by us or the Plan Administrator on optional cash payments. Each optional cash payment must be at least $100, but may not be more than $10,000 in any calendar quarter. An optional cash payment may be made by a participant by enclosing a check or money order payable in U.S. dollars to the Plan Administrator. Checks must be drawn against U.S. banks. Do not send cash. Optional cash payments must be sent to the Plan Administrator at the address shown under Question 3. Optional cash payments forwarded to any other address do not constitute valid delivery. In the event that any check is returned unpaid for any reason, the Plan Administrator will consider the request for investment of such funds void and without effect and will immediately remove from the participant's account any shares purchased upon the prior credit of such funds. The Plan Administrator may then sell such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such sales are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator will be entitled to sell additional shares from the participant's account to satisfy the uncollected balance. Costs 14. Are there any expenses to participants in connection with purchases under the Plan? There are no brokerage fees when shares are purchased under the Plan. Additionally, all costs of administration of the Plan will be paid by us. Reports to Participants 15. What kind of reports will be sent to participants in the Plan? Participants in the Plan will be sent a quarterly statement of their account showing for the immediately preceding quarter the dividend rate, total number of shares in the account and the aggregate of (i) the stock dividends paid on shares issued in the name of the participant, (ii) the stock dividends paid on shares, including fractional shares, credited to the account of the participant in the Plan and the number of shares purchased with an optional cash payment. These statements will be your continuing record of the cost of your purchases and should be retained permanently for tax purposes. In addition, you will receive copies of the same communications sent to every other holder of Class A Non-Voting Common Stock, including our interim reports, annual report and income tax information. Dividends 16. Will participants earn dividends on fractional shares? Yes. Dividends will be earned on whole shares and any fraction of a share credited to your account. Certificates for Shares 17. Will certificates be issued for Class A Non-Voting Common Stock credited to a participant's Plan account? Normally, certificates for shares of Class A Non-Voting Common Stock credited to your Plan account will not be issued to you. The number of shares credited to an account under the Plan will be shown on your quarterly statement. This protects against loss, theft or destruction of share certificates. However, upon written request by you, certificates representing any number of whole shares credited to your account under the Plan will be issued. This request must be mailed to Registrar and Transfer Company at the address shown in Question 3. A certificate will be mailed to you promptly after Registrar and Transfer Company receives your request. In such event, all shares covered by the certificate will continue to be enrolled under the Plan unless you have also indicated your desire to withdraw, which may be done at any time and will be effective as provided in Question 22. Shares credited to your account under the Plan may not be pledged. If you wish to pledge such shares, you must request that certificates for such shares be issued in your name. Certificates for fractional shares will not be issued under any circumstances. 18. In whose name will certificates be registered when issued? The certificates issued in accordance with Question 17 will issued in your name as it appears in your Plan account registration. If you want a certificate issued in a name other than your name as it appears in your Plan account registration, you must withdraw such shares from the Plan in accordance with Question 22, transfer the shares and re-enroll in the Plan in accordance with Question 5. Changing Method Of Participation 19. How do participants change the extent of participation? You may change the extent of your participation at any time by submitting a written request to the Plan Administrator at the address shown under Question 3. Your request will become effective as soon as practicable after the Plan Administrator receives your written request. 20. May participants terminate their election to receive dividends in the form of Class A Non-Voting Common Stock and still remain in the Plan? Yes. You may terminate your election to receive dividends in the form of Class A Non-Voting Common Stock on shares registered directly in your name. Dividends paid on shares registered in the name of the Plan Administrator for your account in the Plan will continue to be paid in Class A Non-Voting Common Stock unless you withdraw all of your shares from the Plan. Withdrawing from the Plan 21. May participants withdraw all or a portion of their shares from the Plan? Yes. The Plan is entirely voluntary and you may withdraw at any time by forwarding a written request to the Plan Administrator (at the address shown in Question 3) for a full or partial withdrawal. 22. How do participants withdraw all or a portion of their shares from the Plan? In order to withdraw from the Plan, you must notify the Plan Administrator in writing that you wish to withdraw. Written notice should be addressed to the Plan Administrator at the address shown in Question 3. You will receive certificates for the number of whole shares that you withdraw and cash for any fractional shares that you withdraw valued at the fair market value for the Class A Non-Voting Common Stock. The fair market value of such fractional shares will be the closing price of such shares as reported by the NASDAQ National Market System on the day prior to the day on which your notice to withdraw the fractional shares of Class A Non-Voting Common Stock from the Plan is received by the Plan Administrator. The certificates will be issued in your name as it appears in your Plan account registration. If the Plan Administrator receives your request to withdraw five days or more prior to a dividend record date, the amount of the dividend, which would otherwise have been paid in Class A Non-Voting Common Stock on the next dividend payment date, will be paid in cash as soon as practicable to you; provided that you continue to be the record owner of those shares on the record date for that dividend. If the Plan Administrator receives your request to withdraw less than five days prior to a dividend record date, then your request will be processed as soon as practicable after the dividend record date. Thereafter, all dividends will be paid in cash. An eligible stockholder may elect to re-enroll in the Plan at any time. 23. What happens to a fraction of a share when a participant withdraws from the Plan? If you withdraw from the Plan, a cash payment representing any fraction of a share will be mailed directly to you. The cash payment price will be determined as provided in Question 22. Other Information 24. What happens when a participant sells or transfers his or her shares? If you dispose of all or some of your shares of Stock registered in the Plan for which certificates have been issued in your name, we will continue to distribute dividends in the form of Class A Non-Voting Common Stock on such shares until the Plan Administrator records the transfer of those shares on our record books, at which time the sold shares will be removed from the Plan. If you dispose of all or some of your shares of Stock registered in the name of the Plan Administrator for your account, we will continue to distribute dividends in the form of Class A Non-Voting Common Stock on such shares to your account until the Plan Administrator is notified of the transfer of such shares. Thereafter, dividends will be distributed to an account established by the Plan Administrator for new owner, until the current owner of such shares notifies the Plan Administrator that it desires to withdraw from the Plan pursuant to Question 22. If you transfer all or some of your shares of Stock registered in the name of the Plan Administrator for your account, the Plan Administrator may require you to have your signature guaranteed by a financial institution in the Medallion Guarantee program. Please note that if the number of shares registered to your Plan account falls below one share, the Plan Administrator will close your account and send the cash payment price for the fractional share to you as described in Question 23. 25. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering? Any shares we distributed as a stock dividend on shares registered in the name of the Plan Administrator for your Plan account, or on any split of such shares, will be credited to your Plan account. Stock dividends or split shares distributed on shares registered in your name will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan. In a rights offering, your entitlement will be based on your total holdings, including those credited to your Plan account, and rights applicable to shares credited to your Plan account will be distributed to you. 26. How will a participant's shares be voted at meetings of shareholders? Any shares held in your account will be voted by us in accordance with your direction. In the event that you do not direct us, we will vote or not vote shares held in your account as we deem proper. The total number of shares held may also be voted in person at the meeting. 27. What are the federal income tax consequences of participation in the Plan? Generally, stockholders reinvesting their cash dividends under the Plan in Class A Non-Voting Common Stock will be treated for tax purposes as having received the cash dividend. This amount must be included in gross income. The tax basis of the shares purchased with that cash dividend will be equal to the amount of the cash dividend used to purchase the shares pro rated among the shares received. Upon disposition of such shares, stockholders will report as a capital gain any amount realized in excess of basis and as capital loss any amount realized less than the tax basis of such shares (provided that such stockholders held the shares as a capital asset). 28. What provision is made for foreign stockholders whose individuals are subject to income tax withholding? In the case of those foreign stockholders whose dividends are subject to United States income tax withholding and who are Plan participants, the Plan Administrator will subtract the amount of tax required to be withheld from the amount of cash dividends which such participant would otherwise have received and divide that amount by the fair market value (as determined pursuant to Question 12) of the Class A Non-Voting Common Stock to determine the number of shares to be credited to a foreign participant's account. WHERE YOU CAN FIND MORE INFORMATION We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any of the reports and other information we file at the SEC's public reference facilities located in Washington at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, in New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and in Chicago at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Copies of such material can also be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Our SEC filings are also available to the public over the Internet at the SEC's web site which is located at the following address: http://www.sec.gov. This Prospectus is a part of a registration statement on Form S-3 (which, together with all exhibits filed along with it, will be referred to as the "Registration Statement") which we filed with the SEC to register the securities we are offering. Certain information and details which may be important to specific investment decisions may be found in other parts of the Registration Statement, including its exhibits, but are left out of this Prospectus in accordance with the rules and regulations of the SEC. To see more detail, you may wish to review the Registration Statement and its exhibits. Copies of the Registration Statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the SEC's public reference facilities or over the Internet at the SEC's web site described above. The SEC's rules allow us to "incorporate by reference" the information in other documents we file with them, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents and reports listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Future filings include filings made after the date of this Prospectus and prior to the termination of the offering made by this Prospectus. Documents included by reference include the following: Our Annual Report on Form 10-K for the year ended December 31, 1998; Our Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since our most recent Annual Report was filed; and The description of our capital stock contained in our Registration Statement No. 333-72159 on Form S-2 filed under the Securities Act of 1933, as amended. You may request a free copy of these filings, other than exhibits (unless the exhibit you request is specifically incorporated by reference into another document which is incorporated by this Prospectus) by writing or telephoning us at: Artesian Resources Corporation, 664 Churchmans Road, Newark, Delaware 19702, Attention: Joseph A. DiNunzio, Vice President and Secretary (telephone (302) 453-6900). LEGAL MATTERS Certain legal matters relating to the validity of the shares of Class A Non-Voting Common Stock being offered by this Prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. EXPERTS The consolidated financial statements and schedule of Artesian Resources Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in the Prospectus and elsewhere in the registration statement in reliance on the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. ------------------------------------------------------------------------ We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of the date shown on the cover page. ------------------------------------------------------------------------ ------------------------------------------------------------------------ [LOGO] Artesian Resources Corporation 500,000 Shares Class A Non-Voting Common Stock ------------------------------------------------------------------------ PROSPECTUS ------------------------------------------------------------------------ AMENDED AND RESTATED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN OCTOBER 5, 1999 ------------------------------------------------------------------------

Part II INFORMATION NOT REQUIRED IN PROSPECTUS Item 14. Other Expenses of Issuance and Distribution. The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be borne by Artesian Resources Corporation ("Artesian Resources" or the "Registrant") in connection with the issuance and distribution of the shares of Class A Non-Voting Common Stock being registered: Registration fee $ 3,500 Printing 3,000 Legal fees 25,000 Accounting fees 1,000 Miscellaneous 500 Total $33,000 Item 15. Indemnification of Directors and Officers. A. Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, employees, agents and controlled persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith. B. As permitted by the Delaware General Corporation Law, we have included a provision in our Restated Certificate of Incorporation, as amended, that, subject to certain limitations, eliminates our ability and the ability of our stockholders to recover monetary damages from our directors for breach of fiduciary duty as a director. Article VIII of our By-Laws provides for indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. C. As authorized by Section 145 of the Delaware General Corporation Law and Article VIII of our By-Laws, we maintain, on behalf of our directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering us for indemnification payments made to our directors and officers for certain liabilities. The premiums for such insurance are paid by us. Item 16. Exhibits. The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference. Exhibit No. Exhibit 4.1 Specimen copy of stock certificate for shares of Class A Non-Voting Common Stock of the Registrant. (1) 4.2 Thirteenth and Fourteenth Supplemental Indentures, dated as of June 17, 1997, between Artesian Water Company, Inc., subsidiary of the Registrant ("Artesian Water"), and Wilmington Trust Company. (2) 4.3 Twelfth Supplemental Indenture, dated as of December 5, 1995, between Artesian Water and Wilmington Trust Company. (3) 4.4 Eleventh Supplemental Indenture, dated as of February 16, 1993, between Artesian Water and Principal Mutual Life Insurance Company. (4) 4.5 Tenth Supplemental Indenture, dated as of April 1, 1989, between Artesian Water and Wilmington Trust Company. (5) 4.6 Other Supplemental Indentures with amounts authorized of less than ten percent of the total assets of the Registrant and its subsidiaries on a consolidated basis will be furnished upon request. 5* Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of Class A Non-Voting Common Stock being registered. 23.1* Consent of KPMG LLP. 23.2* Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto). 24.1* Power of Attorney (included on signature page to this Registration Statement). 27* Financial Data Schedule. __________ * Filed herewith. (1) Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 333-2776) filed March 27, 1996. (2) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. (3) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995. (4) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992. (5) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form 10 filed April 30, 1990 and as amended pursuant to Form 8 filed June 19, 1990. Item 17. Undertakings. 1. The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. 2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide thereof. 3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware, on October 5, 1999. ARTESIAN RESOURCES CORPORATION By: /s/ Dian C. Taylor Dian C. Taylor Chief Executive Officer and President Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS DIAN C. TAYLOR AND DAVID B. SPACHT, AND EACH OF THEM ACTING ALONE, HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND INCLUDING ANY REGISTRATION STATEMENT FOR THE SAME OFFERING THAT IS TO BE EFFECTIVE UPON FILING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS OR HER SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF. Name Capacity Date /s/ Dian C. Taylor Dian C. Taylor Chair of the Board, Chief Executive Officer and PresidentOctober 5, 1999/s/ David B. Spacht David B. Spacht Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)October 5, 1999/s/ Kenneth R. Biederman Kenneth R. Biederman DirectorOctober 5, 1999/s/ John R. Eisenbrey, Jr. John R. Eisenbrey, Jr. DirectorOctober 5, 1999/s/ William H. Taylor, II William H. Taylor, II DirectorOctober 5, 1999/s/ William C. Wyer William C. Wyer DirectorOctober 5, 1999 EXHIBIT INDEX Exhibit Sequential Sequential Number Description Page Number 4.1 Specimen copy of stock certificate for shares of Class A Non-Voting Common Stock of the Registrant. (1) 4.2 Thirteenth and Fourteenth Supplemental Indentures, dated as of June 17, 1997, between Artesian Water Company, Inc., subsidiary of the Registrant ("Artesian Water"), and Wilmington Trust Company. (2) 4.3 Twelfth Supplemental Indenture, dated as of December 5, 1995, between Artesian Water and Wilmington Trust Company. (3) 4.4 Eleventh Supplemental Indenture, dated as of February 16, 1993, between Artesian Water and Principal Mutual Life Insurance Company. (4) 4.5 Tenth Supplemental Indenture, dated as of April 1, 1989, between Artesian Water and Wilmington Trust Company. (5) 4.6 Other Supplemental Indentures with amounts authorized of less than ten percent of the total assets of the Registrant and its subsidiaries on a consolidated basis will be furnished upon request. 5* Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of Class A Non-Voting Common Stock being registered. 23.1* Consent of KPMG LLP. 23.2* Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto). 24.1* Power of Attorney (included on signature page to this Registration Statement). 27* Financial Data Schedule. __________ * Filed herewith. (1) Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 333-2776) filed March 27, 1996. (2) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. (3) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995. (4) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992. (5) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form 10 filed April 30, 1990 and as amended pursuant to Form 8 filed June 19, 1990. EXHIBIT 5.1 Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 October 5, 1999 Artesian Resources Corporation 664 Churchmans Road Newark, DE 19702 Re: Artesian Resources Corporation - Registration Statement on Form S-3 for the Artesian Resources Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan Ladies and Gentlemen: We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 500,000 shares of the Company's Class A Non-Voting Common Stock, par value $1.00 per share (the "Class A Non-Voting Common Stock"), issuable under the Artesian Resources Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan"). In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. Based on the foregoing, it is our opinion that the shares of Class A Non-Voting Common Stock issuable under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable. The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended, and assumes that on the date of issuance of the shares of Class A Non-Voting Common Stock under the Plan the resolutions adopted by the Board of Directors of the Company to implement the Plan continue in full force and effect and the Company continues as a Delaware Corporation in good standing with sufficient shares authorized for the issuance. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder. The opinion expressed herein is solely for your benefit and may be relied upon only by you. Very truly yours, /s/Morgan, Lewis & Bockius LLP EXHIBIT 23.1Consent of Independent Accountants

The Board of Directors

Artesian Resources Corporation:

We consent to the incorporation by reference of our reports dated February 5, 1999, relating to the consolidated balance sheets of Artesian Resources Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1998 and related schedule, which reports appear in the 1998 Annual Report on Form 10-K of Artesian Resources Corporation and subsidiaries and to the reference to our firm under the heading "Experts" in the registration statement.

/s/KPMG LLP

Wilmington, Delaware

October 5, 1999